Exhibit 23

Consent of Independent Registered Public Accounting Firm

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-49305) of Humana Inc. of our report dated June 3, 2004 relating to the financial statements and supplemental schedule of the Humana Puerto Rico 1165(e) Retirement Plan as of and for the years ended December 31, 2003 and 2002 which appears in this Form 11-K.

  /s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Louisville, Kentucky
June 25, 2004